Exhibit 10.1

J. C. PENNEY CORPORATION, INC.
MANAGEMENT
INCENTIVE COMPENSATION PROGRAM

EFFECTIVE FEBRUARY 28, 2007

J. C. PENNEY CORPORATION, INC.
Management
Incentive Compensation Program

1.  Purpose of Program. The purpose of this Management Incentive Compensation Program ("Program") is to continue in effect a fundamental policy which has been an important factor in the growth and success of J. C. Penney Corporation, Inc., and its divisions and subsidiaries (collectively, the "Company"). That policy is to base a substantial part of the compensation of management employees ("associates") of the Company holding positions of responsibility upon the operating results of the Company which such associates help to create. Those associates will be paid reasonable fixed salaries, but because their aggregate yearly remuneration may be affected substantially by variations in the operating results of the Company, they will have a direct incentive to put forth their best efforts for the development and growth of the Company. “Parent Company” means J.C. Penney Company, Inc., a Delaware corporation, and any successor corporation.

2.  Structure of Program. The Program shall consist of separate incentive compensation plans ("plan" or "plans") for the following groups of management associates: JCPenney Stores, Merchandising, JCPenney Direct, Logistics, and Home Office support areas. The Board of Directors of the Company ("Board of Directors" or “Board") or its delegate may from time to time authorize additional plans to be included in the Program or the consolidation of plans that are in the Program.

The Program and all plans shall be administered by, or under the direction of, a committee ("Committee") of the Board of Directors of the Parent Company consisting of not less than three Board members who are not, and who have not within the year prior to such service on the Committee been, eligible to participate in any plan or the Program. The Committee shall have plenary authority to interpret the Program and the plans and to make all determinations specified in or permitted by the Program and the plans or deemed necessary or desirable for their administration or for the conduct of the Committee's business; all interpretations and determinations of the Committee may be made on an individual or group basis, and shall be final, conclusive, and binding on all interested parties; and the Committee may delegate its responsibilities under the Program and the plans to persons other than its members, subject to such terms and conditions as it shall determine.

3.  Participants in Plans. Participants in a plan for any fiscal year shall be designated by the Committee. Such designation may be made and, may from time to time be changed, on an individual basis or by groups, according to job eligibility, salary, or any other method of classification deemed appropriate by the Committee, but only management associates (including those who are also directors, but excluding those who serve as directors only of the Parent Company) may be so designated by the Committee.

4.  Determination of Bases of Participation of Participants. The basis on which each participant shall participate in a plan shall be determined by the Committee, and any bases so determined may be changed from time to time by such Committee.

The Committee may determine the basis on which each participant shall participate in a plan, on an individual basis or by groups, according to job eligibility, salary, or any other method of classification deemed appropriate by the Committee. The Committee may specify that such determination will continue in effect until changed by it, in which event the Committee shall not be required to make a new determination for each fiscal year.

The Board of Directors of the Parent Company shall determine the basis on which participants who are directors of the Parent Company shall participate in a plan, and from time to time may change such determination. The Board may specify that such determination shall continue in effect until changed by it, in which event the Board shall not be required to make a new determination for each fiscal year. Such initial determination and any such change shall be made only after recommendations of the Committee are considered.

5.  Limit on Incentive Compensation. There are no limits on the total amount of incentive compensation payable with respect to the Program for any fiscal year.

6.  Determination and Payments of Incentive Compensation. The method for determining incentive compensation payable with respect to any plan and the Program for any fiscal year shall be prescribed by the Committee, and may be changed from time to time.

The amount of incentive compensation payable under the plans shall be computed in accordance with the determinations of the Committee, and shall be paid on the basis of such computation. The Committee shall adopt such rules and procedures as it shall deem necessary or desirable in order that the amounts paid under the Program be verified, and such verification be submitted to the Board of Directors of the Parent Company for its approval. Such verified amounts, when approved by the Board shall be final, conclusive, and binding on all interested parties, including the Company and the plan participants.

The Board of Directors of the Parent Company or the Committee may permit a participant to defer receipt of all or part of any payment under a plan, or the Board or the Committee may determine to defer receipt, by all or some participants, of all or part of any such payment. Any such deferral shall be for such period and in accordance with such terms, provisions, and conditions as the Board or the Committee shall determine.

7.  Termination and Amendment of Plans and Program. Except as provided below, the Board of Directors of the Parent Company shall have the power to construe, interpret, administer, amend, modify, suspend and terminate the Program or any plan established under the Program.

    The Program or any plan established under the Program may be amended at any time, provided however, any modification, suspension, amendment or termination within one year before or two years after a Change in Control may not be made if it would have an adverse effect on the Participant’s eligibility, benefits and/or rights under the Program or any plan established under the Program, except as may be otherwise required to comply with changes in applicable laws or regulations.

For the purposes of this section the following definitions apply.

Board means the Board of Directors of J.C. Penney Company, Inc.

Change in Control means the occurrence of any of the following events:

(i)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company or Corporation; provided, however, that:

(1)  for purposes of this Section (i)(1), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company or Corporation directly from the Company or Corporation that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company or Corporation by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company or Corporation by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting

Stock of the Company or Corporation by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section (iii) below;

(2)  if any Person becomes the beneficial owner of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company or Corporation as a result of a transaction described in clause (A) of Section (i)(1) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company or Corporation representing 1% or more of the then-outstanding Voting Stock of the Company or Corporation, other than in an acquisition directly from the Company or Corporation that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company or Corporation in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(3)  a Change in Control will not be deemed to have occurred if a Person becomes the beneficial owner of 20% or more of the Voting Stock of the Company or Corporation as a result of a reduction in the number of shares of Voting Stock of the Company or Corporation outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company or Corporation representing 1% or more of the then-outstanding Voting Stock of the Company or Corporation, other than as a result of a stock dividend, stock split or similar transaction effected by the Company or Corporation in which all holders of Voting Stock are treated equally; and

(4)  if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company or Corporation inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Directors a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company or Corporation, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii)	a majority of the board of the Company or of the Corporation ceases to be comprised of Incumbent Directors; or

(iii)
the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the Corporation, or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company, Corporation or all or substantially all of the Company’s or Corporation’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust)

sponsored or maintained by the Company or any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or
(iv)
approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section (iii).

Company shall mean J. C. Penney Company, Inc., a Delaware corporation, or any successor company.

Corporation shall mean J. C. Penney Corporation, Inc., a Delaware corporation, or any successor company.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

Incumbent Directors means the individuals who, as of the Effective Date hereof, are Directors of the Company or the Corporation, as the context requires, and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s or Corporation’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

Subsidiary shall mean any entity in which the Company, directly or indirectly, beneficially owns 50% or more of the Voting Stock.

Voting Stock means securities entitled to vote generally in the election of directors.

8.Effective Date. The effective date of the Program shall be February 28, 2007.

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